Exhibit 10.4

MASTER LEASE GUARANTY

THIS MASTER LEASE GUARANTY (this “Guaranty”) is executed and delivered by FARADAY FUTURE INTELLIGENT ELECTRIC INC., a Delaware corporation (if more than one, collectively, “Guarantor”) in favor of UTICA LEASECO, LLC, its successors and assigns (“Lessor”), in connection with that certain Master Lease Agreement dated as of July 11, 2024, together with all Equipment Schedules executed or to be executed pursuant thereto (the “Lease”), by and between Lessor and FARADAY&FUTURE INC., a California corporation, its successors and permitted assigns (hereafter referred to both individually, and collectively (if more than one) as “Lessee”). All capitalized terms shall have the meanings defined in the Lease Documents (as such term is defined in the Lease).

In order to induce Lessor to enter into the Lease (execution and delivery hereof being a condition precedent to Lessor’s obligations under the Lease), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby UNCONDITIONALLY GUARANTEES: (a) to pay Lessor in lawful money of the United States all Rents and other sums due under the Lease Documents or otherwise, or any substitutions therefor, in the amounts, at the times and in the manner set forth in the Lease Documents, plus all costs and expenses; and (b) to perform, at the time and in the manner set forth in the Lease Documents, all of the terms, covenants and conditions therein required to be kept, observed or performed by Lessee (collectively, the “Obligations”). If there is more than one guarantor of the Obligations, the obligations of each guarantor are joint and several.

1. This Guaranty is a continuing one and shall terminate only upon full payment of all rents and all other sums due under the Lease Documents and the performance of all of the terms, covenants and conditions therein required to be kept, observed or performed by Lessee, including such payment and performance under all schedules made a part of said Lease Documents, whether to be performed before or after the last rent payment has been made under the Lease Documents. Guarantor expressly waives the right to revoke or terminate this Guaranty, including any statutory right of revocation under the laws of any state. This Guaranty is a guaranty of prompt payment and performance (and not merely a guaranty of collection).

2. Guarantor authorizes Lessor, with Lessee’s consent where required, without notice or demand, and without affecting his liability hereunder, from time to time to: (a) change the amount, time or manner of payment of rent or other sums reserved in the Lease Documents; (b) change any of the terms, covenants, conditions or provisions of the Lease Documents; (c) amend, modify, change or supplement the Lease Documents; (d) consent to Lessee’s assignment of the Lease Documents or to the sublease of all, or any portion, of the equipment covered by the Lease Documents; (e) receive and hold security for the payment of this Guaranty or the performance of the Lease Documents, and exchange, enforce, waive and release any such security; and (f) apply such security and direct the order or manner of sale thereof as Lessor in its discretion may determine.

3. Guarantor waives any right to require Lessor to: (a) proceed against Lessee, any other guarantor or any other person directly or contingently liable for the payment of any of the Obligations; (b) proceed against or exhaust any security held from Lessee, any other guarantor or any other person directly or contingently liable for the payment of any of the Obligations; (c) pursue any other remedy in Lessor’s power whatsoever; or (d) notify Guarantor of any adverse change in Lessee’s financial condition or of any default by Lessee in the payment of any rent or other sums reserved in the Lease Documents or in the performance of any term, covenant or condition therein required to be kept, observed or performed by Lessee. Guarantor waives any defense arising by reason of any disability or other defense of Lessee (except to the extent the Obligations have been paid), any lack of authority of Lessee with respect to the Lease Documents, the invalidity, illegality or lack of enforceability of the Lease Documents from any cause whatsoever, the failure of Lessor to acquire title to the equipment (if applicable) subject to the Lease Documents or to perfect or maintain perfection of any interest therein or the cessation from any cause whatsoever of the liability of Lessee (including, without limitation, discharge in bankruptcy), and any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against Guarantor; provided, however, that Guarantor does not waive any defense arising from the due performance by Lessee of the terms and conditions of the Lease Documents. Lessor may, at Lessor’s election, foreclose on any security held by Lessor and sell, lease, transfer or otherwise deal with such Equipment, by one or more judicial or nonjudicial sales, without affecting or impairing in any way the liability of Guarantor. Guarantor waives any defense arising out of any such election by Lessor, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Lessor against Lessee or any security. In the absence of agreeing to the waivers contained in this paragraph, Guarantor may have the right of subrogation or reimbursement against Lessee. For example, if Lessor elects to take back and sell the Equipment through a nonjudicial sale, Guarantor gives up any potential defenses by agreeing to the foregoing waivers. Guarantor also expressly waives any defense or benefit that may be derived from any “one form of action” rule or anti-deficiency statute he would otherwise have under the laws of any state. Upon demand, Guarantor agrees to pay and perform the Obligations regardless of any existing or future offset or claim which may be asserted by Guarantor. This Guaranty and Guarantor’s payment obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the Obligations is rescinded or must otherwise be restored or returned by Lessor, all as though such payment had not been made. Lessor’s good faith determination as to whether a payment must be restored or returned shall be binding on Guarantor. Until the payment and performance of all Obligations due or to be performed by Lessee, Guarantor shall have no right of subrogation against Lessee, and waives any right to enforce any remedy which Lessor now has or hereafter may have against Lessee, and waives any benefit of, and any right to participate in, any security now or hereafter held by Lessor. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of dishonor, and notices of acceptance of this Guaranty. Guarantor also waives notice of and hereby consents to any amendment, modification, supplement, extension, renewal or restatement of the Lease Documents.

4. Guarantor represents and warrants to Lessor that:

(a) (1) The execution, delivery and performance hereof by Guarantor do not contravene any law, governmental rule, regulation or order now binding on Guarantor, or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrances upon the property of Guarantor under, any material agreement, indenture or other instrument to which Guarantor is a party or by which he or his property is bound. (2) The financial statements of Guarantor (copies of which have been furnished to Lessor) fairly present Guarantor’s financial condition as of the date of such statements, and since the date of such statements there has been no material adverse change in such condition.

(b) This Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with the terms hereof, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, and by applicable laws (including any applicable common law and equity) and judicial decisions which may affect the remedies provided herein.

(c) There are no pending actions or proceedings to which Guarantor is a party, and there are no other pending or threatened actions or proceedings of which Guarantor has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would have a Material Adverse Effect. As used herein, “Material Adverse Effect” shall mean (1) a materially adverse effect on the business, condition (financial or otherwise), operations, performance or properties of Guarantor, or (2) a material impairment of the ability of Guarantor to perform his obligations under or to remain in compliance with this Guaranty or of Lessor’s rights and remedies under this Guaranty. Further, Guarantor is not in default under any financial or other material agreement which, either individually or in the aggregate, would have a Material Adverse Effect.

(d) Guarantor acknowledges and agrees that Guarantor will enjoy a substantial economic benefit by virtue of the extension of credit by Lessor to Lessee pursuant to the Lease Documents.

5. Guarantor covenants and agrees as follows: (a) Guarantor will provide to Lessor on or before March 31 and August 31 of each year, financial statements of Guarantor as of the immediately preceding December 31 and June 30, respectively, prepared in reasonable detail and certified as true and correct by Guarantor. (b) Guarantor will promptly execute and deliver to Lessor such further documents, instruments and assurances and take such further action as Lessor from time to time may request in order to carry out the intent and purpose of this Guaranty and to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder. (c) Guarantor has been advised by Lessor that the USA Patriot Act establishes minimum standards of account information to be collected and maintained by Lessor, and that to help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account; and specifically, this means that when Guarantor executes this Guaranty, Lessor may ask for Guarantor’s name and address, date of birth, and other information that will allow Lessor to identify Guarantor; and that Lessor may also ask to see the driver’s license or other identifying documents of Guarantor.

6. A default shall be deemed to have occurred under this Guaranty upon the occurrence of any of the following (each, an “Event of Default”): (a) Guarantor shall fail to perform or observe any covenant, condition or agreement to be performed or observed by him hereunder and such failure shall continue unremedied for a period of ten (10) days after the earlier of the actual knowledge of Guarantor or written notice thereof to Guarantor by Lessor; or (B) Guarantor shall (1) be generally not paying his debts as they become due, (2) take action for the purpose of invoking the protection of any bankruptcy or insolvency law, or any such law is invoked against or with respect to Guarantor or his property, and such petition filed against Guarantor is not dismissed within sixty (60) days; or (c) there is an anticipatory repudiation of Guarantor’s obligations pursuant to this Guaranty; or (d) any certificate, statement, representation, warranty or audit contained herein or furnished with respect to this Guaranty by or on behalf of Guarantor proving to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or having omitted any substantial contingent or unliquidated liability or claim against Guarantor; or (e) a payment or other default by Guarantor under any loan, lease, guaranty or other financial obligation to Lessor or its affiliates which default entitles the other party to such obligation to exercise remedies; or (f) a payment or other default by Guarantor under any material loan, lease, guaranty or other material financial obligation to any third party which default has been declared; (g) Guarantor dies and his obligations in connection with this Guaranty are not assumed by a person reasonably satisfactory to Lessor; or (h) an Event of Default shall have occurred under, and as defined in, the Lease.

7. Upon an Event of Default hereunder, Lessor may, at its option (without election of remedies), do any one or more of the following, all of which are hereby authorized by Guarantor:

(a) declare this Guaranty and the other Lease Documents to be in default and thereafter sue for and recover from the Guarantor and/or Lessee all liquidated damages, accelerated rentals and/or other sums otherwise recoverable from the Guarantor and/or Lessee under this Guaranty and the other Lease Documents; and/or

(b) sue for and recover all damages then or thereafter incurred by Lessor as a result of such Event of Default; and/or

(c) seek specific performance of Guarantor’s obligations hereunder.

In addition, Guarantor shall be liable for all reasonable attorneys’ fees and other costs and expenses incurred by reason of any Event of Default or the exercise of Lessor’s remedies hereunder and/or under the Lease Documents, whether or not a lawsuit is filed. No right or remedy referred to in this Section is intended to be exclusive, but each shall be cumulative, and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time. The failure of Lessor to exercise the rights granted hereunder upon any Event of Default shall not constitute a waiver of any such right upon the continuation or reoccurrence of any such Event of Default. The obligations of Guarantor hereunder are independent of the obligations of Lessee. A separate action or actions may be brought and prosecuted against Guarantor (or any thereof) whether an action is brought against Lessee or whether Lessee be joined in any such action or actions.

8. GUARANTOR AGREES THAT THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF LESSOR AND GUARANTOR HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MICHIGAN, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. Guarantor agrees that any action or proceeding arising out of or relating to this Guaranty may be commenced in any state or Federal court in the State of Michigan, and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to him at his address hereinbelow set forth, or as he may provide in writing from time to time, or as otherwise provided under the laws of the State of Michigan.

9. GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH GUARANTOR AND LESSOR MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS GUARANTY OR THE LEASE DOCUMENTS. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY GUARANTOR AND GUARANTOR HEREBY ACKNOWLEDGES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. GUARANTOR FURTHER ACKNOWLEDGES THAT HE HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF HIS OWN FREE WILL, AND THAT HE HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

10. This Guaranty shall inure to the benefit of Lessor, its successors and assigns, and shall be binding upon the personal representatives, heirs and permitted assigns of Guarantor. The obligations of Guarantor hereunder may not be assigned or delegated without the prior written consent of Lessor.

11. All notices hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by certified mail, return receipt requested, addressed as follows:

If to Guarantor:	FARADAY FUTURE INTELLIGENT ELECTRIC INC

If to Lessor:	UTICA LEASECO, LLC
905 South Boulevard East
Rochester Hills, Michigan 48307

or to such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt.

12. This Guaranty constitutes the entire agreement between the parties with respect to the subject matter hereof and shall not be rescinded, amended or modified in any manner except by a document in writing executed by both parties. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. This Guaranty may be executed in counterparts. Photocopies or facsimile transmissions of signatures shall be deemed original signatures and shall be fully binding on the parties to the same extent as original signatures.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Master Lease Guaranty as of the date first written above.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.,
a Delaware corporation

By:	/s/ Chao Wang
Name:	Chao Wang
Title:	Vice President, Corporate Operations and/or Authorized Representative

Address:

[Signature page to Master Lease Guaranty]